Financial Results and Supplemental Information April 29, 2026 FIRST QUARTER 2026 Exhibit 99.2

Table of Contents

INDUSTRIAL LOGISTICS PROPERTIES TRUST

QUARTERLY RESULTS

Industrial Logistics Properties Trust Announces First Quarter 2026 Financial Results 4
First Quarter 2026 Highlights 5
Second Quarter and Full Year 2026 Guidance 6

FINANCIALS

Key Financial Data 8
Condensed Consolidated Statements of Income (Loss) 9
Condensed Consolidated Balance Sheets 10
Debt Summary 11
Debt Maturity Schedule 12
Leverage and Coverage Ratios 13
Capital Expenditures Summary 14

PORTFOLIO INFORMATION

Same Property Results 16
Occupancy and Leasing Summary 17
Tenant Credit Characteristics and Concentration 18
Portfolio Lease Expiration and Reset Schedules 19
Key Financial Data by Investment Portfolio 20

JOINT VENTURES

Consolidated Joint Venture - Mountain Industrial REIT LLC .... 22 - 25
Unconsolidated Joint Venture - The Industrial Fund REIT LLC 26

APPENDIX

Calculation and Reconciliation of Non-GAAP Financial Measures .... 28 - 31
Company Profile, Research Coverage and Governance Information 32
Non-GAAP Financial Measures and Certain Definitions .... 33 - 35

WARNING CONCERNING FORWARD-LOOKING STATEMENTS 36

ILPT
Nasdaq Listed

Trading Symbols:
Common Shares: ILPT

Investor Relations Contact
Kevin Barry, Senior Director
(617) 219-1489
kbarry@ilptreit.com

Corporate Headquarters
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634

All amounts in this presentation are unaudited.

Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document.

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Q1 2026 2

3Q1 2026RETURN TO TABLE OF CONTENTS Quarterly Results

4Q1 2026RETURN TO TABLE OF CONTENTS “ILPT began the year with exceptional first quarter results, highlighted by earnings growth that exceeded our expectation and strong leasing momentum across our industrial portfolio. Normalized FFO increased more than 60%, and same property Cash Basis NOI grew 4.1%, year over year. Operationally, we leased 862,000 square feet at a weighted average rent roll-up of 26.3%, marking our sixth consecutive quarter of double digit rent growth, and we ended the period with consolidated occupancy of 94.6%. Last week, we successfully priced $1.6 billion of fixed rate, interest only mortgage debt, which we expect to use to refinance the floating rate and amortizing debts of ILPT’s consolidated joint venture, strengthening our balance sheet and providing nearly $20 million of annual cash flow. Looking ahead, our priorities remain focused on converting leasing opportunities in our pipeline at attractive mark-to-market spreads, generating organic cash flow growth and continuing to create long term value for our shareholders.” Yael Duffy President and Chief Executive Officer INDUSTRIAL LOGISTICS PROPERTIES TRUST ANNOUNCES FIRST QUARTER 2026 FINANCIAL RESULTS Newton, MA (April 29, 2026): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced its financial results for the quarter ended March 31, 2026. Distribution On April 9, 2026, ILPT declared a quarterly distribution on its common shares of $0.05 per share to shareholders of record as of the close of business on April 21, 2026. This distribution will be paid on or about May 14, 2026. Conference Call A conference call to discuss ILPT's first quarter results will be held on Thursday, April 30, 2026 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 418-4826 or (412) 902-6758 (if calling from outside the United States and Canada); a pass code is not required. A replay of the conference call will be available for one week by dialing (855) 669-9658; the replay pass code is 2866882. A live audio webcast of the conference call will also be available in a listen- only mode on ILPT’s website, at www.ilptreit.com. The archived webcast will be available for replay on ILPT’s website after the call. The transcription, recording and retransmission in any way of ILPT's first quarter conference call are strictly prohibited without the prior written consent of ILPT. About Industrial Logistics Properties Trust ILPT is a real estate investment trust, or REIT, focused on owning and leasing high quality industrial and logistics properties. As of March 31, 2026, ILPT’s portfolio consisted of 409 properties containing approximately 59.6 million rentable square feet located in 39 states. Approximately 77% of ILPT’s annualized rental revenues as of March 31, 2026 are derived from investment grade tenants, tenants that are subsidiaries of investment grade rated entities or Hawaii land leases. ILPT is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $37 billion in assets under management as of March 31, 2026 and 40 years of institutional experience in buying, selling, financing and operating commercial real estate. ILPT is headquartered in Newton, MA. For more information, visit www.ilptreit.com.

5Q1 2026RETURN TO TABLE OF CONTENTS Portfolio Update • Executed approximately 862,000 square feet of total leasing activity at weighted average rental rates that were 26.3% higher than prior rental rates for the same space and with a weighted average lease term (by annualized rental revenues) of 7.2 years. • A 94.6% leased portfolio, which benefits from stable cash flows, with approximately 77% of annualized rental revenues generated from investment grade tenants (or their subsidiaries) and Hawaii land leases and a weighted average lease term (by annualized rental revenues) of 7.4 years. Financial Results • Net loss attributable to common shareholders was $9.4 million, or $0.14 per diluted share. • Normalized FFO attributable to common shareholders was $22.0 million, or $0.33 per diluted share, and Adjusted EBITDAre was $87.0 million. • Same property NOI increased by 3.2% to $90.3 million and same property Cash Basis NOI increased by 4.1% to $87.4 million, compared to the first quarter of 2025. Financing, Capital and Liquidity • Mountain JV exercised its final one-year extension option for the maturity date of its $1.4 billion floating rate loan. In connection with the exercise of the extension, Mountain JV purchased a one-year interest rate cap for $3.7 million with a SOFR strike rate equal to 3.29%. • Interest expense decreased by $8.1 million, or 11.6%, compared to the first quarter of 2025, as a result of lower outstanding debt and improved interest rates. • Ended the quarter with $99.5 million of cash on hand, excluding restricted cash, to meet ILPT's operating and capital obligations as well as its debt service requirements. • In April 2026, Mountain JV priced a $1.62 billion five year, fixed rate, interest only mortgage loan at 5.71%, to be secured by 90 of Mountain JV's properties. This mortgage loan is expected to close on or about May 8, 2026 and Mountain JV expects to use the net proceeds to repay in full its $1.4 billion floating rate loan and $0.2 billion of fixed rate amortizing debt. First Quarter 2026 Highlights (As of and for the three months ended March 31, 2026, unless otherwise noted)

6Q1 2026RETURN TO TABLE OF CONTENTS Q2 2026 Full Year 2026 Low End High End Low End High End NOI $ 88,500 $ 89,500 $ 357,000 $ 362,000 Adjusted EBITDAre $ 85,500 $ 86,500 $ 344,000 $ 349,000 Normalized FFO attributable to common shareholders $ 20,500 $ 21,500 $ 84,000 $ 89,000 Normalized FFO attributable to common shareholders per diluted share $ 0.31 $ 0.33 $ 1.27 $ 1.34 (dollar and share amounts in thousands, except per share data) Second Quarter and Full Year 2026 Guidance (1) (1) ILPT does not provide a reconciliation of non-GAAP measures that it discloses as part of its second quarter and full year guidance because certain significant information required for such reconciliation is not available without unreasonable efforts, or at all, including any recovery or loss on impairment of real estate, any gain or loss on sale of real estate, any loss on extinguishment of debt and equity in earnings or losses of unconsolidated joint venture. These items that would be contained in the comparable GAAP measures are not indicative of ILPT’s ongoing operations, are uncertain, depend on various factors, and could have a material impact on ILPT’s GAAP results for the guidance period. (2) General and administrative expense assumptions exclude the impact of business management incentive fees, if any. Second quarter and full year 2026 guidance is based in part on the following assumptions: • A vacant property in Indianapolis, IN (532K SF) is fully leased in June 2026, contributing mid-point NOI growth of approximately 2.8% compared to full year 2025. • A vacant property in Hawaii (2.2M SF) remains vacant. • Mid-point general and administrative expense of approximately $8,500 and $33,000, respectively.(2) • Mountain JV refinances its $1,400,000 floating rate loan and $204,999 of fixed rate amortizing debt in May 2026 with a $1,620,000 five year, fixed rate, interest only mortgage loan at 5.71%. • Mid-point interest expense of approximately $61,000 and $245,000, respectively. • Weighted average outstanding shares of approximately 66,200 and 66,300, respectively. • No acquisitions or dispositions.

7Q1 2026RETURN TO TABLE OF CONTENTS Financials

Key Financial Data

(dollars in thousands, except per share data)

	As of and for the Three Months Ended				
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Selected Income Statement Data:					
Rental income	$ 116,419	$ 113,910	$ 110,936	$ 112,097	$ 111,905
Net loss	$ (17,859)	$ (10,574)	$ (30,431)	$ (30,394)	$ (31,169)
Net loss attributable to common shareholders	$ (9,427)	$ (1,780)	$ (21,565)	$ (21,310)	$ (21,532)
NOI	$ 90,307	$ 88,104	$ 86,950	$ 87,557	$ 87,502
Cash Basis NOI	$ 87,310	$ 85,647	$ 84,749	$ 84,672	$ 83,780
Adjusted EBITDAre	$ 86,994	$ 85,059	$ 84,086	$ 84,968	$ 85,324
FFO attributable to common shareholders	$ 20,416	$ 17,915	$ 14,947	$ 7,427	$ 12,523
Normalized FFO attributable to common shareholders	$ 21,983	$ 18,878	$ 17,385	$ 13,808	$ 13,490
CAD attributable to common shareholders	$ 11,130	$ 10,032	$ 11,273	$ 10,500	$ 11,633
Rolling four quarter CAD attributable to common shareholders	$ 42,935	$ 43,438	$ 41,102	$ 41,076	$ 44,581
Per Common Share Data (basic and diluted):					
Net loss attributable to common shareholders	$ (0.14)	$ (0.03)	$ (0.33)	$ (0.32)	$ (0.33)
FFO attributable to common shareholders	$ 0.31	$ 0.27	$ 0.23	$ 0.11	$ 0.19
Normalized FFO attributable to common shareholders	$ 0.33	$ 0.29	$ 0.26	$ 0.21	$ 0.20
CAD attributable to common shareholders	$ 0.17	$ 0.15	$ 0.17	$ 0.16	$ 0.18
Rolling four quarter CAD attributable to common shareholders	$ 0.65	$ 0.66	$ 0.63	$ 0.63	$ 0.68
Dividends:					
Annualized dividends paid per share	$ 0.20	$ 0.20	$ 0.20	$ 0.04	$ 0.04
Annualized dividend yield (at end of period)	3.5%	3.6%	3.4%	0.9%	1.2%
Annualized Normalized FFO attributable to common shareholders payout ratio	15.2%	17.2%	19.2%	4.8%	5.0%
CAD attributable to common shareholders payout ratio	29.4%	33.3%	29.4%	6.3%	5.6%
Rolling four quarter CAD attributable to common shareholders payout ratio	30.8%	30.3%	31.7%	6.3%	5.9%
Selected Balance Sheet Data:					
Total cash and cash equivalents	$ 99,500	$ 94,812	$ 83,173	$ 58,559	$ 107,951
Total gross assets	$ 5,847,063	$ 5,838,254	$ 5,827,389	$ 5,818,254	$ 5,919,339
Total assets	$ 5,166,764	$ 5,189,944	$ 5,218,846	$ 5,238,548	$ 5,363,625
Total liabilities	$ 4,283,073	$ 4,289,246	$ 4,305,216	$ 4,290,784	$ 4,386,712
Total equity	$ 883,691	$ 900,698	$ 913,630	$ 947,764	$ 976,913

	As of 3/31/2026
Capitalization:	
Total common shares	66,666,050
Closing price	$ 5.68
Equity market capitalization	$ 378,663
Debt	4,209,229
Total market capitalization	$ 4,587,892
Net Debt:	
Principal balance	$ 4,209,229
Cash and cash equivalents	(99,500)
Restricted cash and cash equivalents	(86,290)
Net debt	$ 4,023,439



Frankfort, KY
599,840 Square Feet
ILPT Ownership: 61%

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Q1 2026 8

9Q1 2026RETURN TO TABLE OF CONTENTS Condensed Consolidated Statements of Income (Loss) Three Months Ended March 31, 2026 2025 Rental income $ 116,419 $ 111,905 Expenses: Real estate taxes 16,014 14,154 Other operating expenses 10,098 10,249 Depreciation and amortization 40,801 41,518 General and administrative 9,464 8,238 Total expenses 76,377 74,159 Interest income 1,044 1,968 Interest expense (61,702) (69,813) Loss before income taxes and equity in earnings of unconsolidated joint venture (20,616) (30,099) Income tax expense (114) (28) Equity in earnings (losses) of unconsolidated joint venture 2,871 (1,042) Net loss (17,859) (31,169) Net loss attributable to noncontrolling interests 8,432 9,637 Net loss attributable to common shareholders $ (9,427) $ (21,532) Weighted average common shares outstanding (basic and diluted) 66,178 65,834 Net loss per share attributable to common shareholders (basic and diluted) $ (0.14) $ (0.33) (dollars and share amounts in thousands, except per share data) Murfreesboro, TN 1,016,281 Square Feet ILPT Ownership: 100%

10Q1 2026RETURN TO TABLE OF CONTENTS Condensed Consolidated Balance Sheets March 31, December 31, 2026 2025 ASSETS Real estate properties $ 5,181,575 $ 5,179,959 Accumulated depreciation (680,299) (648,310) Total real estate properties, net 4,501,276 4,531,649 Investment in unconsolidated joint venture 134,436 132,753 Acquired real estate leases, net 156,134 164,186 Cash and cash equivalents 99,500 94,812 Restricted cash and cash equivalents 86,290 88,219 Rents receivable 137,585 136,669 Other assets, net 51,543 41,656 Total assets $ 5,166,764 $ 5,189,944 LIABILITIES AND EQUITY Mortgage notes payable, net $ 4,189,431 $ 4,193,194 Accounts payable and other liabilities 76,255 74,571 Assumed real estate lease obligations, net 10,992 11,679 Due to related persons 6,395 9,802 Total liabilities 4,283,073 4,289,246 Commitments and contingencies Equity attributable to common shareholders 479,718 489,697 Noncontrolling interests 403,973 411,001 Total equity 883,691 900,698 Total liabilities and equity $ 5,166,764 $ 5,189,944 (dollars in thousands) Whitsett, NC 286,281 Square Feet ILPT Ownership: 61%

Debt Summary

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of March 31, 2026

(dollars in thousands)

Entity	Type	Secured By	Interest Rate	Principal Balance	Maturity Date	Years to Maturity
ILPT	Fixed rate - interest only	186 Hawaii properties	4.31%	$ 650,000	02/07/2029	2.9
ILPT	Fixed rate - interest only	66 mainland and 35 Hawaii properties	6.40%	1,160,000	07/09/2030	4.3
ILPT	Fixed rate - interest only	17 mainland properties	4.42%	700,000	03/09/2032	5.9
Mountain JV	Floating rate - interest only (1)(2)	82 mainland properties	6.06%	1,400,000	03/09/2027	0.9
Mountain JV	Fixed rate - interest only	Four mainland properties	6.25%	91,000	06/10/2030	4.2
Mountain JV	Fixed rate - amortizing (2)	One mainland property	3.67%	8,248	05/01/2031	5.1
Mountain JV	Fixed rate - amortizing (2)	One mainland property	4.14%	9,960	07/01/2032	6.3
Mountain JV	Fixed rate - amortizing (2)	One mainland property	4.02%	23,032	10/01/2033	7.5
Mountain JV	Fixed rate - amortizing (2)	One mainland property	4.13%	32,318	11/01/2033	7.6
Mountain JV	Fixed rate - amortizing (2)	One mainland property	3.10%	20,311	06/01/2035	9.2
Mountain JV	Fixed rate - amortizing (2)	One mainland property	2.95%	33,094	01/01/2036	9.8
Mountain JV	Fixed rate - amortizing (2)	One mainland property	4.27%	38,399	11/01/2037	11.6
Mountain JV	Fixed rate - amortizing (2)	One mainland property	3.25%	42,867	01/01/2038	11.8
	Weighted average / total		5.50%	$ 4,209,229		3.5



Braselton, GA
373,750 Square Feet
ILPT Ownership: 61%

(1) This loan requires that interest be paid at an annual rate of SOFR plus a weighted average premium of 2.77%. Mountain JV purchased an interest rate cap through March 2027 with a SOFR strike rate equal to 3.29%. Interest rate reflects the impact of such interest rate cap.

(2) In April 2026, Mountain JV priced a $1,620,000 five year, fixed rate, interest only mortgage loan at 5.71%. This mortgage loan is expected to close on or about May 8, 2026 and Mountain JV expects to use the net proceeds to repay these loans in full.

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Q1 2026 11

12Q1 2026RETURN TO TABLE OF CONTENTS Debt Maturity Schedule (dollars in millions) As of March 31, 2026 Current Maturity Date Pr in ci p al $ $1,400.0 $14.7 $20.2 $21.0 $671.8 $1,273.6 $807.9 Secured fixed rate debt Secured floating rate debt of consolidated joint venture 2026 2027 2028 2029 2030 Thereafter $— $250 $500 $750 $1,000 $1,250 $1,500 Burlington, NJ 633,836 Square Feet ILPT Ownership: 100% (1) In April 2026, Mountain JV priced a $1,620,000 five year, fixed rate, interest only mortgage loan at 5.71%. This mortgage loan is expected to close on or about May 8, 2026 and Mountain JV expects to use the net proceeds to repay in full its $1,400,000 floating rate loan secured by 82 properties and $204,999 of fixed rate amortizing debt secured by eight properties. (1)(1)

13Q1 2026RETURN TO TABLE OF CONTENTS As of and for the Three Months Ended 3/31/2026 12/31/2025 9/30/2025 6/30/2025 3/31/2025 Leverage Ratios: Net debt / total gross assets 68.8% 69.0% 69.3% 69.9% 68.7% Net debt / gross book value of real estate assets 70.5% 70.6% 71.2% 71.7% 71.3% Net debt / total market capitalization 87.7% 87.9% 87.7% 89.8% 89.8% Secured debt / total assets 81.5% 81.2% 80.8% 80.6% 80.2% Variable rate debt / net debt 34.8% 34.7% 34.6% 34.4% 64.8% Coverage Ratios: Net debt / annualized Adjusted EBITDAre 11.6x 11.8x 12.0x 12.0x 11.9x Adjusted EBITDAre / interest expense 1.4x 1.3x 1.3x 1.3x 1.2x Leverage and Coverage Ratios Hanahan, SC 302,400 Square Feet ILPT Ownership: 100% Charleston, SC 265,318 Square Feet ILPT Ownership: 100%

14Q1 2026RETURN TO TABLE OF CONTENTS (dollars in thousands) For the Three Months Ended 3/31/2026 12/31/2025 9/30/2025 6/30/2025 3/31/2025 Tenant improvements $ 162 $ 1,445 $ 1,019 $ 2,393 $ 3 Leasing costs 902 4,114 1,374 300 3,222 Building improvements 1,454 1,521 4,344 2,458 734 Total capital expenditures $ 2,518 $ 7,080 $ 6,737 $ 5,151 $ 3,959 Capital Expenditures Summary Vance, AL 529,568 Square Feet ILPT Ownership: 100%

15Q1 2026RETURN TO TABLE OF CONTENTS Portfolio Information

16Q1 2026RETURN TO TABLE OF CONTENTS (dollars and sq. ft. in thousands) As of and for the Three Months Ended 3/31/2026 3/31/2025 Properties 409 409 Rentable square feet 59,604 59,604 Percent leased 94.6% 94.8% Rental income $ 116,419 $ 111,737 NOI $ 90,349 $ 87,506 NOI % change 3.2 % Cash Basis NOI $ 87,352 $ 83,932 Cash Basis NOI % change 4.1 % Same Property Results Augusta, GA 225,997 Square Feet ILPT Ownership: 61%

INDUSTRIAL LOGISTICS PROPERTIES TRUST

Occupancy and Leasing Summary

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended				
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Properties	409	409	411	411	411
Rentable square feet	59,604	59,604	59,890	59,890	59,890
Percentage leased	94.6%	94.5%	94.1%	94.3%	94.6%
Leasing Activity (Sq. Ft.):					
New leases	135	46	193	44	437
Renewals	605	3,943	583	127	1,738
Rent resets	122	–	60	–	144
Total	862	3,989	836	171	2,319
% Change in GAAP Rent:					
New leases	54.2%	10.3%	14.0%	83.4%	22.2%
Renewals	15.5%	26.3%	25.8%	16.4%	17.6%
Rent resets	30.6%	–%	25.3%	–%	34.6%
Weighted average (by sq. ft.)	26.3%	25.7%	22.4%	21.1%	18.9%
Leasing Costs and Concession Commitments:					
New leases	$ 617	$ 99	$ 2,339	$ 9	$ 2,850
Renewals	961	8,266	934	54	3,622
Total	$ 1,578	$ 8,365	$ 3,273	$ 63	$ 6,472
Leasing Costs and Concession Commitments per Sq. Ft.:					
New leases	$ 4.57	$ 2.16	$ 12.15	$ 0.21	$ 6.52
Renewals	$ 1.59	$ 2.10	$ 1.60	$ 0.42	$ 2.08
Weighted average	$ 2.13	$ 2.10	$ 4.22	$ 0.37	$ 2.97
Weighted Average Lease Term by Sq. Ft. (Years):					
New leases	15.2	5.2	9.7	5.0	5.8
Renewals	3.5	9.3	7.1	5.5	6.2
Weighted average	5.6	9.3	7.8	5.4	6.1
Leasing Costs and Concession Commitments per Sq. Ft. per Year:					
New leases	$ 0.30	$ 0.42	$ 1.26	$ 0.04	$ 1.13
Renewals	$ 0.46	$ 0.23	$ 0.22	$ 0.08	$ 0.33
Weighted average	$ 0.38	$ 0.23	$ 0.54	$ 0.07	$ 0.48



Hamburg, NY
338,584 Square Feet
ILPT Ownership: 61%

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Q1 2026 17

18Q1 2026RETURN TO TABLE OF CONTENTS As of March 31, 2026 Tenant Credit Characteristics and Concentration % of Total Annualized Top 10 Tenants (1) Rental Revenues 1 FedEx Corporation 27.7% 2 Amazon.com Services, Inc. 7.6% 3 Home Depot U.S.A., Inc. 2.3% 4 Restoration Hardware, Inc. 1.9% 5 OldCo Tire Distributors, Inc. 1.6% 6 UPS Supply Chain Solutions, Inc. 1.5% 7 Servco Pacific, Inc. 1.4% 8 Berkshire Hathaway Inc. 1.3% 9 DHL Group 1.2% 10 TD SYNNEX Corporation 1.1% Total 47.6% Investment grade tenants and their subsidiaries: 56.5% Other leased Hawaii lands: 20.4% Other unrated or non-investment grade: 23.1% Tenant Credit Characteristics % of Total Annualized Rental Revenues (1) Includes any applicable subsidiaries of named tenants.

19Q1 2026RETURN TO TABLE OF CONTENTS Cumulative Cumulative % of Total % of Total % of Total % of Total Leased Leased Leased Annualized Annualized Annualized No. of Square Feet Square Feet Square Feet Rental Revenues Rental Revenues Rental Revenues Year Leases Expiring Expiring Expiring Expiring Expiring Expiring 2026 20 2,576 4.6% 4.6% $ 14,062 3.1% 3.1% 2027 43 5,613 10.0% 14.6% 37,742 8.4% 11.5% 2028 48 5,303 9.4% 24.0% 42,082 9.3% 20.8% 2029 38 6,937 12.3% 36.3% 45,622 10.1% 30.9% 2030 34 5,450 9.7% 46.0% 40,976 9.1% 40.0% Thereafter 206 30,487 54.0% 100.0% 270,583 60.0% 100.0% Total 389 56,366 100.0% $ 451,067 100.0% Weighted average remaining lease term (years) 6.7 7.4 Portfolio Lease Expiration and Reset Schedules (dollars and sq. ft. in thousands) As of March 31, 2026 Scheduled Rent Resets at Hawaii Properties: 2026 2027 2028 2029 2030 Thereafter Total Reset square feet 154 86 — 1,859 594 582 3,275 Percent (1) 1.1% 0.6% —% 12.9% 4.1% 4.0% Annualized rental revenues $ 1,656 $ 814 $ — $ 8,394 $ 5,900 $ 5,764 $ 22,528 Percent (1) 1.3% 0.6% —% 6.7% 4.7% 4.6% (1) Percentages are based on leased square feet and annualized rental revenues at Hawaii properties only. Rock Hill, SC 945,023 Square Feet ILPT Ownership: 100%

Key Financial Data by Investment Portfolio

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended March 31, 2026					
	ILPT Wholly Owned Properties			Mountain Industrial		ILPT
	Mainland	Hawaii	Total	REIT LLC [1]	Other [2]	Consolidated
Ownership %	100%	100%	100%	61%		
Properties	88	226	314	94	1	409
Rentable square feet	21,833	16,729	38,562	20,978	64	59,604
Occupancy %	95.7%	86.2%	91.6%	100.0%	100.0%	94.6%
Selected Balance Sheet Data:						
Total gross assets	$ 1,773,307	$ 740,529	$ 2,513,836	$ 3,081,542	$ 251,685	$ 5,847,063
Total debt (principal)	$ 1,652,886	$ 857,114	$ 2,510,000	$ 1,699,229	$ –	$ 4,209,229
Selected Income Statement Data:						
Rental income	$ 40,495	$ 32,122	$ 72,617	$ 43,432	$ 370	$ 116,419
Net (loss) income	$ (9,045)	$ 11,426	$ 2,381	$ (21,731)	$ 1,491	$ (17,859)
Net (loss) income attributable to common shareholders	$ (9,045)	$ 11,426	$ 2,381	$ (13,256)	$ 1,448	$ (9,427)
NOI	$ 31,596	$ 23,843	$ 55,439	$ 34,604	$ 264	$ 90,307
Cash Basis NOI	$ 30,313	$ 22,873	$ 53,186	$ 33,856	$ 268	$ 87,310
Adjusted EBITDAre	$ 29,225	$ 22,850	$ 52,075	$ 31,047	$ 3,872	$ 86,994
Normalized FFO attributable to common shareholders	$ 5,428	$ 12,250	$ 17,678	$ 2,213	$ 2,092	$ 21,983
CAD attributable to common shareholders	$ 4,298	$ 10,109	$ 14,407	$ 613	$ (3,890)	$ 11,130
Key Ratios:						
Annualized Cash Basis NOI / total gross assets	6.8%	12.4%	8.5%	4.4%		6.0%
Net debt / annualized Adjusted EBITDAre	14.1x	9.4x	12.0x	13.0x		11.6x
Select Quarterly Leasing Activity:						
Leasing activity (sq. ft.):	428	275	703	158	1	862
% change in GAAP rent (weighted average by sq. ft.):	13.7%	39.3%	30.0%	25.2%	3.7%	26.3%
Weighted average lease term by sq. ft. (years):	2.8	13.5	5.6	5.6	5.0	5.6

(1) With the exception of measures attributable to common shareholders, amounts shown reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof. Amounts presented are derived from GAAP information and may not be comparable to amounts reflected in this joint venture's standalone financial information.

(2) Other includes data for: 100% ownership interest of one consolidated mainland property containing approximately 64 rentable square feet located in New Jersey in which ILPT has an approximate 67% ownership interest attributable to common shareholders, not ILPT's proportionate share thereof; any corporate assets and liabilities including ILPT's equity investment in its unconsolidated joint venture; any incentive fees paid to RMR; and adjustments to remove the noncontrolling interest of Mountain JV from the balance sheet and income statement data.



Holland

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Q1 2026 20

21Q1 2026RETURN TO TABLE OF CONTENTS Joint Ventures

22Q1 2026RETURN TO TABLE OF CONTENTS GA: 13.0% TX: 10.0% OH: 9.6% IN: 8.5% NC: 5.6% FL: 4.8%IL: 4.6% MI: 4.5% MS: 4.2% NJ: 3.8% KS: 3.5% 16 Other States: 27.9% Consolidated Joint Venture - Mountain Industrial REIT LLC (dollars in thousands) Square feet expiring 953 2,635 2,459 1,925 3,149 9,857 % of total annualized rental revenues expiring (1) 3.3% 10.4% 10.7% 7.5% 13.3% 54.8% A nn ua liz ed r en ta l r ev en ue s ex p ir in g 2026 2027 2028 2029 2030 Thereafter $— $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000 $100,000 Lease Expiration Schedule As of March 31, 2026 % of Annualized Rental Top 10 Tenants (1) Revenues (2) 1 FedEx Corporation 54.1% 2 Amazon.com Services, Inc. 7.3% 3 Home Depot U.S.A., Inc. 3.9% 4 Berkshire Hathaway Inc. 3.4% 5 Techtronic Industries Company Limited 2.7% 6 Ulta Beauty, Inc. 2.4% 7 Autoneum Holding AG 2.3% 8 DSV Solutions Holding A/S 1.5% 9 Beam Suntory Inc. 1.4% 10 Treehouse Foods, Inc. 1.4% Total 80.4% Geographic Diversification (2) (1) Includes any applicable subsidiaries of named tenants. (2) Based on the aggregate annualized rental revenues of ILPT's consolidated joint venture as of March 31, 2026.

Consolidated Joint Venture - Mountain Industrial REIT LLC [1]

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of March 31, 2026

(dollars and sq. ft. in thousands)

Joint Venture	ILPT Ownership	Presentation	Number of Properties	Number of States	Rentable Square Feet	Occupancy
Mountain Industrial REIT LLC	61%	Consolidated	94	27	20,978	100.0%

	Consolidated Balance Sheets of the Consolidated Joint Venture	
	March 31, 2026	December 31, 2025
ASSETS		
Real estate properties	$ 2,850,299	$ 2,850,170
Accumulated depreciation	(321,732)	(301,806)
Total real estate properties, net	2,528,567	2,548,364
Acquired real estate leases, net	108,527	113,848
Cash, cash equivalents and restricted cash	84,275	85,735
Rents receivable	24,509	25,801
Other assets, net	13,932	9,023
Total assets	$ 2,759,810	$ 2,782,771
LIABILITIES		
Mortgage notes payable, net [2]	$ 1,698,495	$ 1,703,365
Other liabilities	33,773	34,121
Total liabilities	$ 1,732,268	$ 1,737,486
Noncontrolling interest (39%)	$ 400,741	$ 407,661


Greenwood, IN
615,284 Square Feet
ILPT Ownership: 61%

(1) Amounts shown on this page reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof unless otherwise stated.

(2) ILPT's proportionate share of the principal amount of debt based on its ownership percentage of Mountain JV as of March 31, 2026 was $1,036,530. None of the debt is recourse to ILPT, subject to certain limitations. In April 2026, Mountain JV priced a $1,620,000 five year, fixed rate, interest only mortgage loan at 5.71%. This mortgage loan is expected to close on or about May 8, 2026.

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Q1 2026 23

24Q1 2026RETURN TO TABLE OF CONTENTS Operating Information of the Consolidated Joint Venture (100%) Pro-Rata Operating Information of the Consolidated Joint Venture (ILPT Share) (1) Three Months Ended March 31, Three Months Ended March 31, 2026 2025 2026 2025 Rental income $ 43,432 $ 41,685 $ 26,494 $ 25,428 Real estate taxes 5,785 4,828 3,529 2,945 Other operating expenses 3,043 3,074 1,856 1,875 Depreciation and amortization 25,359 25,550 15,469 15,586 General and administrative 4,195 3,938 2,559 2,402 Total expenses 38,382 37,390 23,413 22,808 Interest income 638 897 389 547 Interest expense (27,305) (29,973) (16,656) (18,284) Loss before income taxes (21,617) (24,781) (13,186) (15,117) Income tax expense (114) (20) (70) (12) Net loss $ (21,731) $ (24,801) $ (13,256) $ (15,129) Net loss $ (21,731) $ (24,801) $ (13,256) $ (15,129) Plus: depreciation and amortization 25,359 25,550 15,469 15,586 FFO and Normalized FFO $ 3,628 $ 749 $ 2,213 $ 457 (dollars in thousands) (1) See page 34 for more information regarding Pro-Rata Operating Information of Consolidated Joint Venture. Consolidated Joint Venture - Mountain Industrial REIT LLC Mobile, AL 362,942 Square Feet ILPT Ownership: 61%

25Q1 2026RETURN TO TABLE OF CONTENTS Operating Information of the Consolidated Joint Venture (100%) Pro-Rata Operating Information of the Consolidated Joint Venture (ILPT Share) (1) Three Months Ended March 31, Three Months Ended March 31, 2026 2025 2026 2025 Normalized FFO $ 3,628 $ 749 $ 2,213 $ 457 Plus: non-cash interest expense 3,311 6,102 2,020 3,722 Minus: non-cash revenues (748) (1,020) (456) (622) Minus: capital expenditures (380) (804) (232) (491) Minus: principal amortization (4,807) (4,633) (2,932) (2,826) CAD $ 1,004 $ 394 $ 613 $ 240 Net loss $ (21,731) $ (24,801) $ (13,256) $ (15,129) Plus: interest expense 27,305 29,973 16,656 18,284 Plus: income tax expense 114 20 70 12 Plus: depreciation and amortization 25,359 25,550 15,469 15,586 EBITDA, EBITDAre and Adjusted EBITDAre $ 31,047 $ 30,742 $ 18,939 $ 18,753 (dollars in thousands) Consolidated Joint Venture - Mountain Industrial REIT LLC (1) See page 34 for more information regarding Pro-Rata Operating Information of Consolidated Joint Venture. Lafayette, IN 350,418 Square Feet ILPT Ownership: 61%

Unconsolidated Joint Venture - The Industrial Fund REIT LLC (1)

INDUSTRIAL LOGISTICS PROPERTIES TRUST

As of March 31, 2026

(dollars and sq. ft. in thousands)

Joint Venture	ILPT Ownership	Number of Properties	Number of States	Rentable Square Feet	Occupancy	ILPT Investment in Joint Venture
The Industrial Fund REIT LLC	22%	18	12	11,726	99.3%	$ 134,436

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Rental income	$ 20,895	$ 19,635
Real estate taxes	2,925	2,704
Other operating expenses	2,687	3,048
Depreciation and amortization	7,670	7,790
General and administrative	1,041	962
Total expenses	14,323	14,504
Interest income	189	161
Interest expense	(6,020)	(6,238)
Income (loss) before income taxes	741	(946)
Income tax expense	(4)	(3)
Net income (loss)	$ 737	$ (949)
Distributions received (2)	$ 1,188	$ 990

Type	Secured by	Interest Rate	Maturity Date	Principal Balance
Fixed rate - interest only	One mainland property	6.96%	11/01/2028	$ 65,000
Floating rate - interest only (3)	Six mainland properties	5.30%	10/01/2027	123,700
Fixed rate - interest only	11 mainland properties	3.33%	11/07/2029	350,000
Weighted average / total		4.22%		$ 538,700


Union, OH
1,791,246 Square Feet
ILPT Ownership: 22%

(1) Amounts shown on this page reflect 100% ownership interest of this joint venture, not ILPT's proportionate share thereof unless otherwise stated.

(2) Represents ILPT's distributions from this joint venture.

(3) This loan requires that interest be paid at an annual rate of SOFR plus a premium of 1.80%. The Industrial Fund REIT LLC purchased an interest rate cap through October 2027 with a SOFR strike rate equal to 3.50%. Interest rate reflects the impact of such interest rate cap.

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27Q1 2026RETURN TO TABLE OF CONTENTS Appendix

Calculation and Reconciliation of Non-GAAP Financial Measures

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended				
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Calculation of NOI and Cash Basis NOI:					
Rental income	$ 116,419	$ 113,910	$ 110,936	$ 112,097	$ 111,905
Real estate taxes	(16,014)	(16,658)	(15,205)	(15,662)	(14,154)
Other operating expenses	(10,098)	(9,148)	(8,781)	(8,878)	(10,249)
NOI	**90,307**	**88,104**	**86,950**	**87,557**	**87,502**
Non-cash revenues	(2,997)	(2,457)	(2,201)	(2,885)	(3,722)
Cash Basis NOI	**$ 87,310**	**$ 85,647**	**$ 84,749**	**$ 84,672**	**$ 83,780**
Reconciliation of net loss to NOI and Cash Basis NOI:					
Net loss	$ (17,859)	$ (10,574)	$ (30,431)	$ (30,394)	$ (31,169)
Equity in (earnings) losses of unconsolidated joint venture	(2,871)	(14,643)	(2,236)	(4,144)	1,042
Income tax expense	114	15	31	30	28
Loss before income taxes and equity in earnings of unconsolidated joint venture	(20,616)	(25,202)	(32,636)	(34,508)	(30,099)
Loss on extinguishment of debt	–	–	–	5,070	–
Loss on sale of real estate	–	1,376	–	–	–
Interest expense	61,702	63,362	63,470	67,914	69,813
Interest and other income	(1,044)	(1,139)	(1,585)	(2,024)	(1,968)
Loss on impairment of real estate	–	–	6,081	–	–
General and administrative	9,464	8,475	10,586	9,662	8,238
Depreciation and amortization	40,801	41,232	41,034	41,443	41,518
NOI	**90,307**	**88,104**	**86,950**	**87,557**	**87,502**
Non-cash revenues	(2,997)	(2,457)	(2,201)	(2,885)	(3,722)
Cash Basis NOI	**$ 87,310**	**$ 85,647**	**$ 84,749**	**$ 84,672**	**$ 83,780**


Holland

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Q1 2026
28

29Q1 2026RETURN TO TABLE OF CONTENTS (dollars in thousands) For the Three Months Ended March 31, 2026 2025 Reconciliation of NOI to Same Property NOI: Rental income $ 116,419 $ 111,905 Real estate taxes (16,014) (14,154) Other operating expenses (10,098) (10,249) NOI 90,307 87,502 Less: NOI of properties not included in same property results (1) 42 4 Same property NOI $ 90,349 $ 87,506 Reconciliation of Same Property Cash Basis NOI: NOI $ 90,307 $ 87,502 Non-cash revenues (2,997) (3,722) Cash Basis NOI 87,310 83,780 Less: Cash Basis NOI of properties not included in same property results (1) 42 152 Same property Cash Basis NOI $ 87,352 $ 83,932 Gardner, KS 645,462 Square Feet ILPT Ownership: 100% Calculation and Reconciliation of Non-GAAP Financial Measures (1) The properties excluded from ILPT's same property results generated negative NOI during the periods presented.

30Q1 2026RETURN TO TABLE OF CONTENTS (dollars in thousands) For the Three Months Ended 3/31/2026 12/31/2025 9/30/2025 6/30/2025 3/31/2025 Net loss $ (17,859) $ (10,574) $ (30,431) $ (30,394) $ (31,169) Plus: interest expense 61,702 63,362 63,470 67,914 69,813 Plus: income tax expense 114 15 31 30 28 Plus: depreciation and amortization 40,801 41,232 41,034 41,443 41,518 EBITDA 84,758 94,035 74,104 78,993 80,190 Loss on impairment of real estate — — 6,081 — — Loss on sale of real estate — 1,376 — — — Equity in (earnings) losses of unconsolidated joint venture (2,871) (14,643) (2,236) (4,144) 1,042 Share of EBITDAre from unconsolidated joint venture 3,175 3,067 3,025 2,861 2,878 EBITDAre 85,062 83,835 80,974 77,710 84,110 Plus: general and administrative expense paid in common shares 365 261 674 877 247 Plus: incentive management fees 1,567 963 2,438 1,311 967 Plus: loss on extinguishment of debt — — — 5,070 — Adjusted EBITDAre $ 86,994 $ 85,059 $ 84,086 $ 84,968 $ 85,324 Net loss attributable to common shareholders $ (9,427) $ (1,780) $ (21,565) $ (21,310) $ (21,532) Equity in (earnings) losses of unconsolidated joint venture (2,871) (14,643) (2,236) (4,144) 1,042 Loss on impairment of real estate — — 6,081 — — Loss on sale of real estate — 1,376 — — — Depreciation and amortization 40,801 41,232 41,034 41,443 41,518 Share of FFO from unconsolidated joint venture 1,849 1,711 1,623 1,475 1,505 FFO adjustments attributable to noncontrolling interests (9,936) (9,981) (9,990) (10,037) (10,010) FFO attributable to common shareholders 20,416 17,915 14,947 7,427 12,523 Incentive management fees 1,567 963 2,438 1,311 967 Loss on extinguishment of debt — — — 5,070 — Normalized FFO attributable to common shareholders $ 21,983 $ 18,878 $ 17,385 $ 13,808 $ 13,490 Calculation and Reconciliation of Non-GAAP Financial Measures

Calculation and Reconciliation of Non-GAAP Financial Measures

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(amounts in thousands, except per share data)

	For the Three Months Ended				
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Normalized FFO attributable to common shareholders	$ 21,983	$ 18,878	$ 17,385	$ 13,808	$ 13,490
Plus (minus): Non-cash interest expense	4,417	4,964	5,028	7,631	10,587
Non-cash revenues	(2,997)	(2,457)	(2,201)	(2,885)	(3,722)
General and administrative expense paid in common shares	365	261	674	877	247
Capital expenditures	(2,518)	(7,080)	(6,737)	(5,151)	(3,959)
Principal amortization	(4,807)	(4,763)	(4,720)	(4,677)	(4,633)
Share of Normalized FFO from unconsolidated joint venture	(1,849)	(1,711)	(1,623)	(1,475)	(1,505)
Distributions from unconsolidated joint venture	1,188	990	990	990	990
Incentive management fees [1]	(5,679)	–	–	–	–
CAD adjustments attributable to noncontrolling interests	1,027	950	2,477	1,382	138
CAD attributable to common shareholders	**$ 11,130**	**$ 10,032**	**$ 11,273**	**$ 10,500**	**$ 11,633**
Weighted average common shares outstanding (basic and diluted)	66,178	66,171	66,089	65,927	65,834
Per Common Share Data (basic and diluted):					
Net loss attributable to common shareholders	$ (0.14)	$ (0.03)	$ (0.33)	$ (0.32)	$ (0.33)
FFO attributable to common shareholders	$ 0.31	$ 0.27	$ 0.23	$ 0.11	$ 0.19
Normalized FFO attributable to common shareholders	$ 0.33	$ 0.29	$ 0.26	$ 0.21	$ 0.20
CAD attributable to common shareholders	$ 0.17	$ 0.15	$ 0.17	$ 0.16	$ 0.18

(1) In January 2026, ILPT paid RMR an incentive management fee of $5,679 incurred for the year ended December 31, 2025.

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Q1 2026 31

INDUSTRIAL LOGISTICS PROPERTIES TRUST

Company Profile, Research Coverage and Governance Information

Officers

Yael Duffy
President and Chief Executive Officer

Tiffany R. Sy
Chief Financial Officer and Treasurer

Marc Krohn
Vice President

Management:

ILPT is managed by The RMR Group (Nasdaq: RMR). RMR is a leading U.S. alternative asset management company, unique for its focus on commercial real estate (CRE), residential real estate and related businesses. As of March 31, 2026, RMR had over $37 billion in assets under management and 40 years of institutional experience in buying, selling, financing and operating CRE. ILPT believes that being managed by RMR is a competitive advantage for ILPT because of RMR's depth of management and experience in the real estate industry. ILPT also believes RMR provides management services to it at a lower cost than it would have to pay for similar quality services if it were self managed.

Board of Trustees

Yael Duffy
Managing Trustee

Bruce M. Gans
Lead Independent Trustee

Lisa Harris Jones
Independent Trustee

Joseph L. Morea
Independent Trustee

Kevin C. Phelan
Independent Trustee

Adam D. Portnoy
Chair of the Board and Managing Trustee

June S. Youngs
Independent Trustee

Equity Research Coverage

B. Riley Securities, Inc.
John Massoca
jmassoca@brileysecurities.com
(646) 885-5424

Citizens
Mitchell Germain
mgermain@jmpsecurities.com
(212) 906-3537

Freedom Finance Global PLC
Zhiger Kurmet
zhiger.kurmet@fbroker.kz
(708) 297-6150

ILPT is followed by the analysts listed on this page. Please note that any opinions, estimates or forecasts regarding ILPT's performance made by these analysts do not represent opinions, forecasts or predictions of ILPT or its management. ILPT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts.

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Q1 2026 32

33Q1 2026RETURN TO TABLE OF CONTENTS Unless otherwise noted, all data presented in this presentation excludes the properties owned by an unconsolidated joint venture in which ILPT owns a 22% equity interest. See page 26 for information regarding this joint venture and related mortgage notes. Non-GAAP Financial Measures: ILPT presents certain “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, including net operating income, or NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, earnings before interest, income tax, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, Adjusted EBITDAre, funds from operations, or FFO, attributable to common shareholders, normalized funds from operations, or Normalized FFO, attributable to common shareholders and cash available for distribution, or CAD, attributable to common shareholders. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net loss or net loss attributable to common shareholders, as indicators of ILPT's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net loss and net loss attributable to common shareholders as presented in ILPT's condensed consolidated statements of income (loss). ILPT considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net loss and net loss attributable to common shareholders. ILPT believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI, and same property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of ILPT's properties. NOI and Cash Basis NOI: ILPT calculates NOI and Cash Basis NOI as shown on page 28 and same property NOI and same property Cash Basis NOI as shown on page 29. ILPT defines NOI as income from its rental of real estate less its property operating expenses. ILPT defines Cash Basis NOI as NOI excluding non-cash revenues and lease termination fees, if any. The calculations of NOI and Cash Basis NOI exclude certain components of net loss in order to provide results that are more closely related to ILPT's property level results of operations. NOI excludes depreciation and amortization. ILPT uses NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. ILPT calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that ILPT only includes same properties in calculating same property NOI and same property Cash Basis NOI. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does. FFO Attributable to Common Shareholders and Normalized FFO Attributable to Common Shareholders: ILPT calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown on page 30. FFO attributable to common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is: (1) net loss attributable to common shareholders calculated in accordance with GAAP, excluding (i) any recovery or loss on impairment of real estate, (ii) any gain or loss on sale of real estate and (iii) equity in earnings or losses of unconsolidated joint venture; (2) plus (i) real estate depreciation and amortization and (ii) ILPT's proportionate share of FFO from unconsolidated joint venture properties; (3) minus FFO adjustments attributable to noncontrolling interests; and (4) certain other adjustments currently not applicable to ILPT. In calculating Normalized FFO attributable to common shareholders, ILPT adjusts for certain nonrecurring items shown on page 30, including adjustments for such items related to the unconsolidated joint venture, if any, loss on extinguishment of debt, if any, and incentive management fees, if any. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by ILPT's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain ILPT's qualification for taxation as a REIT, the then current and expected needs for and availability of cash to pay ILPT's obligations and fund ILPT's investments, limitations in ILPT's debt agreements, the availability to ILPT of debt and equity capital, its distribution rate as a percentage of the trading price of ILPT's common shares, or dividend yield, and ILPT's dividend yield compared to the dividend yields of other REITs and ILPT's expectation of future capital requirements and operating performance. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than ILPT does. Non-GAAP Financial Measures and Certain Definitions

INDUSTRIAL LOGISTICS PROPERTIES TRUST

Non-GAAP Financial Measures and Certain Definitions (Continued)

Cash Available for Distribution:

ILPT calculates CAD as shown on page 31. ILPT defines CAD as Normalized FFO minus ILPT's proportionate share of Normalized FFO from unconsolidated joint venture properties, plus operating cash flow distributions received from ILPT's unconsolidated joint venture, recurring real estate related capital expenditures, adjustments for other non-cash and nonrecurring items, certain amounts excluded from Normalized FFO but settled in cash, excluding CAD adjustments attributable to noncontrolling interests, equity based compensation, principal amortization, and paid incentive management fees, if any, as well as certain other adjustments currently not applicable to ILPT. CAD is among the factors considered by ILPT's Board of Trustees when determining the amount of distributions to ILPT's shareholders. Other real estate companies and REITs may calculate CAD differently than ILPT does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*:

ILPT calculates EBITDA, EBITDA*re* and Adjusted EBITDA*re* as shown on page 30. EBITDA*re* is calculated on the basis defined by Nareit, which is EBITDA, including ILPT's proportionate share of EBITDA*re* from unconsolidated joint venture properties, and excluding any gain or loss on the sale of real estate, equity in earnings or losses of unconsolidated joint venture, recovery or loss on impairment of real estate, as well as certain other adjustments currently not applicable to ILPT. In calculating Adjusted EBITDA*re*, ILPT adjusts for the items shown on page 30. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than ILPT does.

Pro-Rata Operating Information of Consolidated Joint Venture:

ILPT believes this financial presentation of its consolidated joint venture information provides useful information to investors by providing additional insight into the financial performance of its consolidated joint venture, in which ILPT owns a 61% equity interest. This information may not accurately depict the impact of these investments in accordance with GAAP. Pro-rata information should not be considered in isolation or as a substitute for ILPT's condensed consolidated financial statements in accordance with GAAP.

Certain Definitions:

Annualized dividend yield - Annualized dividend yield is the annualized dividend paid during the applicable period divided by the closing price of ILPT's common shares at the end of the relevant period.

Annualized rental revenues - Annualized rental revenues is the annualized contractual base rents from ILPT's tenants pursuant to its lease agreements as of the measurement date, including straight line rent adjustments and estimated recurring expense reimbursements to be paid to ILPT, and excluding lease value amortization.

Building improvements - Building improvements generally include expenditures to replace obsolete building components and expenditures that extend the useful life of existing assets.

GAAP - GAAP refers to U.S. generally accepted accounting principles.

Gross book value of real estate assets - Gross book value of real estate assets is real estate assets at cost, plus certain acquisition related costs, if any, before depreciation and impairments, if any.

ILPT Wholly Owned Properties - ILPT Wholly Owned Properties refers to 314 properties that are wholly owned by ILPT, including 226 buildings, leasable land parcels and easements containing approximately 16.7 million rentable square feet that are primarily industrial lands located on the island of Oahu, Hawaii, or the Hawaii Portfolio, and 88 properties containing approximately 21.8 million rentable square feet located in 33 other states, or the Mainland Portfolio. Information included in this presentation with respect to the Mainland Portfolio and the Hawaii Portfolio include certain allocations of interest expense on debts secured by properties in each portfolio and of general and administrative expense based upon the gross asset value of properties in each portfolio. ILPT believes the information presented for these portfolios is useful to investors to provide insight into the financial performance of these portfolios.



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Q1 2026 34

35Q1 2026RETURN TO TABLE OF CONTENTS Incentive management fees - Incentive management fees are estimated and accrued during the applicable measurement period. Actual incentive management fees are calculated based on common share total return, as defined in ILPT's business management agreement, for the three year period ending December 31 of the applicable calendar year, are included in general and administrative expenses in ILPT's condensed consolidated statements of comprehensive income (loss) and are payable to RMR in January of the following calendar year. Leased square feet - Leased square feet is pursuant to existing leases as of March 31, 2026, and includes space being fitted out for occupancy, if any, and space which is leased but is not occupied, if any. Leasing costs - Leasing costs include leasing related costs, such as brokerage commissions and tenant inducements. Leasing costs and concession commitments - Leasing costs and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Mountain JV - Mountain Industrial REIT LLC, or Mountain JV, owns 94 mainland properties containing approximately 21.0 million rentable square feet located in 27 states. ILPT owns a 61% equity interest in this joint venture. ILPT consolidates 100% of this joint venture in its financial statements in accordance with GAAP. Net debt - Net debt is the total outstanding principal of ILPT's debt less cash and cash equivalents and restricted cash and cash equivalents. Non-cash interest expense - Non-cash interest expense includes the amortization of debt discounts, premiums, issuance costs and interest rate caps. Non-cash revenues - Non-cash revenues include lease value amortization and straight line rent adjustments, if any. Percent change in GAAP rent - Percent change in GAAP rent is the percent change from prior rents charged for same space. Rents include estimated recurring expense reimbursements and exclude lease value amortization. Same space represents the same land area and building area (with leasing rates for vacant space based upon the most recent rental rate for the same space). Rentable square feet - Represents total square feet available for lease as of the measurement date. Square footage measurements are subject to changes when space is remeasured or reconfigured for new tenants. Rolling four quarter CAD - Represents CAD for the preceding twelve month period as of the respective quarter end date. Same property - For the three months ended March 31, 2026 and 2025, same property results include properties that ILPT owned continuously since January 1, 2025. SOFR - SOFR is the secured overnight financing rate. Tenant improvements - Tenant improvements include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space. Total gross assets - Total gross assets is total assets plus accumulated depreciation. Total market capitalization - Total market capitalization is the total principal amount of debt plus the market value of ILPT's common shares at the end of the applicable period. Non-GAAP Financial Measures and Certain Definitions (Continued)

36Q1 2026RETURN TO TABLE OF CONTENTS Warning Concerning Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: ILPT’s portfolio and leasing pipeline; ILPT's momentum; ILPT's second quarter and full year 2026 guidance; the closing of Mountain JV's fixed rate mortgage loan and its expected use of proceeds; ILPT's ability to focus on converting leasing opportunities in its pipeline at attractive mark-to-market spreads, generate organic cash flow growth and continue to create long term value for shareholders; ILPT's tenant retention and demand for ILPT’s properties; stability of ILPT's cash flows; debt maturities; and ILPT’s capital expenditure plans and commitments. Forward-looking statements reflect ILPT’s current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause ILPT’s actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause its actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: whether ILPT's tenants will renew or extend their leases or whether ILPT will obtain replacement tenants on terms as favorable to it as the terms of its existing leases; ILPT's ability to successfully compete for tenancies, the likelihood that the rents it realizes will increase when ILPT renews or extends its leases, enters new leases, or its rents reset at ILPT’s properties located in Hawaii; ILPT’s ability to maintain high occupancy at its properties; ILPT’s ability to reduce its leverage, generate cash flow and take advantage of mark-to-market leasing opportunities; ILPT's ability to cost-effectively raise and balance its use of debt or equity capital; ILPT’s ability to pay interest on and principal of its debt; ILPT’s ability to purchase cost effective interest rate caps; Mountain JV's ability to refinance its debt on the expected terms or timeline; ILPT's expected capital expenditures and leasing costs; ILPT’s ability to maintain sufficient liquidity; ILPT’s ability and the ability of its tenants to operate under unfavorable market and commercial real estate industry conditions, due to uncertainties surrounding interest rates and inflation, changing tariffs and trade policies and related uncertainty, supply chain disruptions, emerging technologies, volatility in the public equity and debt markets, geopolitical instability and tensions, pandemics, any U.S. government shutdowns, economic downturns or a possible recession, labor market conditions or changes in real estate utilization; demand for industrial and logistics properties; whether the industrial and logistics sector and the extent to which ILPT's tenants' businesses are critical to sustaining a resilient supply chain and that ILPT's business will benefit as a result; competition within the commercial real estate industry, particularly for industrial and logistics properties in those markets in which ILPT's properties are located; ILPT's tenant and geographic concentrations; ILPT’s tenants’ ability and willingness to pay their rent obligations to ILPT; the credit qualities of ILPT’s tenants; changes in the security of cash flows from ILPT’s properties; potential defaults of ILPT's leases by its tenants; ILPT’s ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions; ILPT’s ability to sell properties at prices or returns it targets, and the timing of such sales; ILPT's ability to complete sales without delay, or at all, pursuant to existing agreement terms; ILPT’s ability to sell additional equity interests in, or contribute additional properties to, its existing joint ventures, to enter into additional real estate joint ventures or to attract co-venturers and benefit from its existing joint ventures or any real estate joint ventures ILPT may enter into; risks and uncertainties regarding the development, redevelopment or repositioning of ILPT’s properties, including as a result of inflation, cost overruns, tariffs, supply chain challenges, labor market conditions, construction delays or ILPT's inability to obtain necessary permits, ILPT’s ability to lease space at these properties at targeted returns and volatility in the commercial real estate markets; ILPT’s ability to prudently pursue, and successfully and profitably complete, expansion and renovation projects at its properties and to realize its expected returns on those projects; non- performance by the counterparty to ILPT's interest rate cap; the ability of ILPT’s manager, RMR, to successfully manage it; changes in environmental laws or in their interpretations or enforcement as a result of climate change or otherwise, or ILPT’s incurring environmental remediation costs or other liabilities; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; limitations imposed by and ILPT’s ability to satisfy complex rules to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes; actual and potential conflicts of interest with ILPT’s related parties, including its Managing Trustees, RMR and others affiliated with them; acts of terrorism, war or other hostilities, outbreaks of pandemics or other public health safety events or conditions, global climate change or other manmade or natural disasters beyond ILPT's control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in ILPT’s periodic filings. The information contained in ILPT’s filings with the SEC, including under the caption “Risk Factors” in ILPT’s periodic reports, or incorporated therein, identifies important factors that could cause differences from ILPT’s forward-looking statements in this presentation. ILPT’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon ILPT’s forward-looking statements. Except as required by law, ILPT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.